Exhibit 6.24

                                 BIOFIELD CORP.
                             SHARE OPTION AGREEMENT


                                             Date of Grant: As of March 16, 1995
                                             No. of Shares: 50,000


            15. GRANT OF OPTION. FOR VALUE RECEIVED, Biofield Corp., a Delaware corporation (the "Company"), hereby grants to David M. Long, Jr., M.D. ("Optionee"), the following option ("Option") to subscribe for and purchase, upon the terms and conditions hereinafter set forth, an aggregate of 50,000 shares (subject to adjustment as hereinafter provided) of the Company's common stock, par value $.001 per share ("Stock") at an exercise price equal to $5.00 share ("Exercise Price"). It is understood that this Option is not intended to constitute an incentive stock option as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended and is not being issued pursuant to any plan of the Company.

            16. EXERCISE PERIOD. The Optionee may exercise the Option as of March 16, 1995:

            Once exercisable, the Option may be exercised by the Optionee in any order, and for any number of shares up to the total number os shares as to which the Option has become exercisable, less the number of shares as to which the Option has previously been exercised, at any time until the termination or expiration of the Option provided that the Option may only be exercised for whole shares.

            The Option shall terminate on March 16, 2000, and shall thereafter expire. Notwithstanding the foregoing, so long as Optionee is an employee or consultant of the Company, all unexercisable Options shall become immediately exercisable upon the sale of all or substantially all of the assets of the Company, or upon the merger, consolidation or combination of the Company with another company in which the Company is not the surviving company.

            17. PROCEDURE FOR EXERCISE. The Optionee may exercise the Option in whole or in part, but not as to any fractional shares, by surrender of this Option, properly endorsed if required, at the principal office of the Company, and by delivering by certified check or bank check the aggregate Exercise Price of the number of shares to be purchased pursuant to such exercise. The Optionee shall deliver a letter to the Company agreeing that the Executive is purchasing the shares of Common Stock for investment purposes and not with a view to distribution otherwise then in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and agreeing not to offer to sell, sell or otherwise dispose of, any of such shares acquired by Optionee pursuant to this Option in violation of the Securities Act or any applicable state securities laws. The Shares purchased shall be deemed to be issued to the Optionee on the date on which the Option is surrendered and payment is made for the shares. Certificates representing the shares purchased shall be delivered to the Optionee within ten days after the rights represented by the Option have been properly exercised. Unless the Option shall have been fully exercised, a new Share Option Agreement in the same form as this Share Option Agreement representing any number of shares for which this Option shall not have been exercised, shall also be delivered to the Optionee within that time.

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            18. SHARES TO BE FULLY PAID; RESERVATION. The Company covenants and agrees that when issued and paid for in accordance with the teams of this Share Option Agreement, the shares of Common Stock underlying this Option shall, on issuance, be fully paid and nonassessable and free from all taxes, liens and charges related to the issuance of the shares. The Company further covenants and agrees that during the period within which the rights represented by this Option may be exercised, the Company shall, at all times, have authorized. and reserved for the purpose of issuance or transfer on exercise of this Option a sufficient number of shares subject to this Option to provide for its exercise.

            19. ADJUSTMENT OF NUMBER OF OPTION SHARES. The number of shares purchasable upon the exercise of the Option shall be subject to adjustment if the Company shall (i) pay a dividend in shares of stock or make a distribution in shares of Stock, (ii) subdivide (by means of stock split or otherwise) its outstanding shares of Stock, (iii) combine or reduce (by means of reverse stock split or otherwise) its outstanding shares of Stock, or (iv) issue by reclassification of its shares of Stock other securities of the Company. The exercise price and number of shares issuable upon exercise of the Option immediately prior thereto shall be proportionately adjusted so that Optionee shall be entitled to receive upon payment of the aggregate exercise price the number of shares of the Company which Optionee would have owned or would have been entitled to receive after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            20. LEGEND. The Optionee consents to the placement of any legend required by applicable state securities laws and of the following legend on each certificate representing the Stock.

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THEREOF, (2) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OF OTHER COUNSEL FOR THE HOLDER REASONABLE ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, OR (3) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE SECURITIES EXCHANGE COMMISSION TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED IN CONNECTION THEREWITH."

            21. ASSIGNMENT. This Option, without the prior written consent of the Company, may not be sold, conveyed, assigned, or otherwise transferred and any such attempt to transfer shall be void AB INITIO. Notwithstanding the foregoing, this Option may be transferred to the Optionee's spouse or children by operation of law or otherwise in the event of the Optionee's death.

            22. NO SHAREHOLDER RIGHTS. The Optionee shall have no rights as a shareholder of the Company with respect to shares of Common Stock covered by this Option until payment for such shares shall have been made in full and until the date of issuance of a stock certificate for such shares.

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            23. LOCK-UP AGREEMENT. Upon request of the Company, the Optionee agrees to execute an agreement, in form and substance satisfactory to the managing underwriter or underwriters of the Company's securities, not to sell, pledge, contract to sell, grant any option or otherwise dispose of any shares of Stock owned or acquired by the Optionee upon exercising of this Option for such period of time as requested by such underwriter in connection with any public offering of the Company's securities.

            24. MISCELLANEOUS.

                  (a) This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Delaware (without reference to its rules as to conflicts of law).

                  (b) This Agreement may only be modified by a writing signed by each of the parties hereto.

                  (c) The section headings herein are for convenience only and shall not affect the construction thereof.

                  (d) All notices hereunder shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed, by certified mail, return receipt requested or by guaranteed next business day delivery service to its principal office, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed, by certified mail, return receipt requested or by guaranteed next business day delivery service to the address noted on the signature page of this Share Option Agreement. Either party may change its address for receipt of notices by advising the other party of such change in writing in accordance with the preceding sentence.

                  (e) This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute and original.

            IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer as of this 16th day of March, 1995.

                                    BIOFIELD CORP.

                                    By: /s/ MICHAEL R. GAVENCHAK
                                        -------------------------------------
                                        MICHAEL R. GAVENCHAK
                                        Executive Vice President
                                        General Counsel

                                    /s/ DAVID M. LONG, JR., M.D.
                                    -----------------------------------------
                                    David M. Long, Jr., M.D.

                                    Address:
                                    101 E. OCEAN DR.
                                    -----------------------------------------
                                    P.O. BOX 510029
                                    -----------------------------------------
                                    KEY COLONY BEACH, FL 33051
                                    -----------------------------------------

                                    Social Security Number
                                    ###-##-####
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